                                 Exhibit 99(b)









                                      1999

                               STOCK OPTION PLAN

                                       OF

                            INNOVA PURE WATER, INC.





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                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----
1.  PURPOSE                                                                 1
2.  ADMINISTRATION                                                          1
     2.1  The Board                                                         1
     2.2. The Committee                                                     1
     2.3  No Liability                                                      2
3.  STOCK                                                                   2
4.  ELIGIBILITY                                                             2
5.  EFFECTIVE DATE AND TERM OF THE PLAN                                     2
     5.1. Effective Date                                                    2
     5.2. Term                                                              3
6.  GRANT OF OPTIONS                                                        3
7.  LIMITATION ON INCENTIVE STOCK OPTIONS                                   3
8.  OPTION AGREEMENTS                                                       3
9.  OPTION PRICE                                                            3
10. TERM AND EXERCISE OF OPTIONS                                            4
     10.1. Term and Exercise                                                4
     10.2. Option Period and Limitations on Exercise                        4
     10.3. Method of Exercise                                               4
11. TRANSFERABILITY                                                         5
     11.1. Transferability of Options                                       5
     11.2. Transferability of Shares                                        5
     11.3. Repurchase Rights                                                6
     11.4. Put Rights                                                       6
     11.5. Legend Describing Restrictions and Obligations                   6
12. TERMINATION OF EMPLOYMENT                                               7
13. RIGHTS IN THE EVENT OF DEATH OR DISABILITY                              7
     13.1. Death                                                            7
     13.2. Disability                                                       8
14. USE OF PROCEEDS                                                         8
15. SECURITIES ACT OF 1933                                                  8
16. SECURITIES EXCHANGE ACT OF 1934: RULE 16B-3                             9
     16.1. General                                                          9
     16.2. Stock Option Committee                                           9
     16.3. Action by the Board                                              9
     16.4. Additional Restriction on Transfer of Stock                      9
     16.5. Additional Requirement of Stockholders Approval                  9
17. AMENDMENT AND TERMINATION OF THE PLAN                                  10
18. EFFECT OF CHANGES IN CAPITALIZATION                                    10
     18.1. Changes in Stock                                                10
     18.2. Reorganization With Corporation Surviving                       10
     18.3. Other Reorganizations; Sale of Assets/Stock                     11
     18.4. Adjustments                                                     11
     18.5. No Limitations on Corporation                                   11
19. DISCLAIMER OF RIGHTS                                                   12
20. NONEXCLUSIVITY OF THE PLAN                                             12

                               STOCK OPTION PLAN

         Innova Pure Water, Inc., a Florida corporation (the "Corporation"), sets forth the terms of this Stock Option Plan (the "Plan") as follows:

1.       PURPOSE

         The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) an opportunity to acquire (or increase) a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to remain in the employ or service of the Corporation or that of one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time (the "Code"), except to the extent that any such Option would exceed the limitations set forth in Section 7 below and except for Options specifically designated at the time of grant as not being "incentive stock options."

2.       ADMINISTRATION

         2.1.   THE BOARD

                The Plan shall be administered by the Board of Directors of the Corporation (the "Board"), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

         2.2.   THE COMMITTEE

                The Board may from time to time appoint a Stock Option Committee (the "Committee"). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2.1 above, as the Board shall determine, consistent with the Certificate of Incorporation and Bylaws of the Corporation and applicable law. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

         2.3.   NO LIABILITY

                No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

3.       STOCK

         The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock and/or shares of Preferred Stock of the Corporation (such shares of Common Stock and Preferred Stock being collectively referred to herein as the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 1,000,000 shares of Stock, which number of shares is subject to adjustment as provided in Section 18 below. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

4.       ELIGIBILITY

         Options may be granted under the Plan to any employee of the Corporation or any "subsidiary corporation" thereof within the meaning of
Section 424(f) of the Code (a "Subsidiary") (including any such employee who is an officer or director of the Corporation or any Subsidiary) as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. An individual may hold more than one Option, subject to such restrictions as are provided herein. The maximum number of shares of Stock subject to Options that may be granted under the Plan to any employee of the Corporation or any Subsidiary is 200,000 shares in any calendar year (subject to adjustment pursuant to Section 18 hereof).

5.       EFFECTIVE DATE AND TERM OF THE PLAN

         5.1.   EFFECTIVE DATE

                The Plan shall become effective as of the date of adoption by the Board ("effective date"), subject to stockholders' approval of the Plan within one year of such effective date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the articles of incorporation and by-laws of the Corporation; provided, however, that upon approval of the Plan by the stockholders of the Corporation as set forth above, all options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null, void and of no effect.





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

         5.2.   TERM

                The Plan shall terminate on the date ten years after the effective date.

6.       GRANT OF OPTIONS

         Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees") Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code. The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted.

7.       LIMITATION ON INCENTIVE STOCK OPTIONS

         An Option shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the
Code) does not exceed $100,000.

8.       OPTION AGREEMENTS

         All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements") to be executed by the Corporation and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9.       OPTION PRICE

         The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the option price shall be not less than the greater of fifty cents ($.50) per share or 100 percent of the fair market value of a share of the Stock covered by the Option on the date the Option is granted (as determined below); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of fifty cents ($.50) per share or 110 percent of the fair market value of a share of the Stock covered by the Option at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the






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

Stock on such exchange or System or in such market (the highest such closing price if there is more than one such exchange or market) on the date the Option is granted (or, if there is no such closing price, then the Board shall use the highest bid price on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made. In the case of an Option not intended to constitute an Incentive Stock Option, the Option Price shall be not less than the par value of the Stock covered by the Option.

10.      TERM AND EXERCISE OF OPTIONS

         10.1.  TERM AND EXERCISE

                Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years (ten years and 30 days, in the case of an Option which is not designated as an Incentive Stock Option) from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided , however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

         10.2.  OPTION PERIOD AND LIMITATIONS ON EXERCISE

                Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provisions of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided above.

         10.3.  METHOD OF EXERCISE

                An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the President, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or, in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Board and set forth in the Option Agreement pertaining to an Option, either (i) in cash or by check







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payable to the order of the Corporation (which check may, in the discretion of the Corporation, be required to be certified); (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in
(i) and (ii); provided, however, that the Board may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his or her ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to him, and, except as provided in
Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

11.      TRANSFERABILITY

         11.1.  TRANSFERABILITY OF OPTIONS

                During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

         11.2.  TRANSFERABILITY OF SHARES

                An Optionee (or any other person who is entitled to exercise an Option pursuant to the terms of this Plan) shall not sell, pledge, assign, give or otherwise transfer or dispose of any Stock acquired pursuant to an Option without first offering such Stock to the Corporation for purchase on the same terms and conditions as those offered to the proposed transferee. Any individual who proposes such a transfer (the "Transferor") shall notify the Corporation, in writing of the identity of the proposed transferee and the terms and conditions of the proposed transfer. The Corporation may exercise its right of first refusal under this Subsection within 30 days after receiving such notice of the proposed transfer. The Corporation may assign its right of first refusal under this Subsection, in whole or in part, to a Stockholder, a Plan or an Affiliate. The Corporation shall give reasonable written notice to the Transferor of any such assignment of its rights. If the Corporation (or its permitted assignee) fails to exercise such right of first refusal during this 30-day period, the Transferor may proceed with the proposed transfer at any time within the next 45 days, and such transfer is not completed within such time, the restrictions of this Subsection shall re-apply. These restrictions also shall re-apply to any person to whom Stock that was originally acquired pursuant to an Option is sold, pledged, assigned, bequeathed, given or otherwise transferred, without regard to the number of such subsequent transferees or the manner in which they acquire the Stock. Notwithstanding the foregoing, the






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

restrictions of this Subsection shall not apply to a transfer of Stock that occurs as a result of the death of the Transferor or of any subsequent transferee, as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended, but such restrictions shall apply to the executor, administrator or personal representative, the estate and the legatees, beneficiaries and assigns thereof.

         11.3.  REPURCHASE RIGHTS

                Upon the termination of employment with the Corporation of an employee who has been granted one or more Option(s) hereunder, the Corporation shall have the right, for a period of 60 days following such termination, to repurchase any or all of the shares of Stock acquired by the employee pursuant to such Option(s), at a price equal to the fair market value of such shares on the date of termination (or at such lower price as shall have been specified by the Board and set forth in the applicable Option Agreement(s)). Upon the exercise of one or more Option(s) granted hereunder following termination of employment, the Corporation shall have the right, for a period of 60 days following such exercise, to repurchase any or all of the shares of Stock acquired by the employee pursuant to such Option(s), at a price equal to the fair market value of such shares on the date of exercise (or at such lower price as shall have been specified by the Board and set forth in the applicable Option Agreement(s)). In the event that the Corporation determines that it cannot or will not exercise its right to purchase Stock pursuant to this Subsection, in whole or in part, the Corporation may assign its rights hereunder, in whole or in part, to (1) any stockholder of the Corporation who owns stock or securities of the Corporation having more than 50% of the combined voting power of all classes of stock of the Corporation (a "Stockholder"), (2) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Corporation for the benefit of employees of the Corporation (a "Plan"), or (3) any corporation or other trade or business that is controlled by or under common control with the Corporation (determined in accordance with the principles of Section 414(b) and (c) of the Cod and the regulations thereunder) (an "Affiliate"). The Corporation shall give reasonable written notice to the employee of any assignment of its rights. "Fair market value," for purposes of this Subsection, shall be determined by the Board in the same manner specified for determining the Option Price pursuant to Section 9 above.

         11.4.  PUT RIGHTS

                The Board, by inclusion of appropriate language in an Option Agreement, may grant the right to put Stock acquired pursuant to an Option to the Corporation at the fair market value of such Stock (as determined by the Board in the same manner specified for determining the Option Price pursuant to
Section 9 above) at the time of exercise of such put, or at such other value as shall be specified in the Option Agreement. Any such put shall be subject to such further terms and conditions as the Board shall include in the Option Agreement.

         11.5.  LEGEND DESCRIBING RESTRICTIONS AND OBLIGATIONS

                The Board may cause a legend to be placed prominently on certificates representing Stock issued pursuant to this Plan in order to give notice of the transferability restrictions and obligations imposed by this Section.

12.      TERMINATION OF EMPLOYMENT

         On the 30th day following the termination of the employment of an Optionee with the Corporation or a Subsidiary, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that in the event that such termination of employment is by reason of the Optionee's retirement with the consent of the Corporation or a Subsidiary in accordance with the normal retirement policies of the Corporation or a Subsidiary, as the case may be, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10 above), at any time within three months after such retirement and prior to termination of the Option pursuant to Section 10 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such retirement, whether or not such Option was exercisable immediately prior to such retirement; provide further, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10 above), in the event of termination of employment of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 10 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10 above, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of employment is to be considered by reason of retirement with the consent of the Corporation or a Subsidiary in accordance with the normal retirement policies of the Corporation, or a Subsidiary, as the case may be, and whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan, shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Corporation or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed with the Corporation or any other Subsidiary.

13.      RIGHTS IN THE EVENT OF DEATH OR DISABILITY

         13.1.  DEATH

                If an Optionee dies while employed by the Corporation or a Subsidiary, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10 above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10 above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Board may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of an Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10 above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 10 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 10 above, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.





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

         13.2.  DISABILITY

                If an Optionee terminates employment with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10 above), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 10 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, whether or not such Option was exercisable immediately prior to such termination of employment; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10 above), in the event of the termination of employment of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 10 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10 above, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

14.      USE OF PROCEEDS

         The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation

15.      SECURITIES ACT OF 1933

         The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933, as amended (the "Securities Act"), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Corporation shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such





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

Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.      SECURITIES EXCHANGE ACT OF 1934: RULE 16b-3

         16.1.  GENERAL

                The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and after the date on which the Corporation first registers a class of equity security under Section 12 of the Exchange Act (the "Registration Date"). From and after the Registration Date, any provision inconsistent with Rule 16b-3 (as in effect on the Registration Date) shall, to the extent permitted by law and determined to be advisable by the Committee (constituted in accordance with Section 10) or the Board (acting pursuant to Section 10), be inoperative and void. Moreover, in the event that the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements and the amount or timing of awards) shall be deemed automatically to be incorporated into the Plan insofar as participants subject to Section 16 are concerned. In addition, from and after the Registration Date the provisions set forth in Sections 16.2 through 16.5 shall apply.

         16.2.  STOCK OPTION COMMITTEE

                From and after the Registration Date, the Committee appointed pursuant to Section 2.2 shall consist of not fewer than two members of the Board, neither of whom, during the twelve months prior to service on such Committee, shall have been granted an Option under this Plan and each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "disinterested person" as defined in Rule 16b-3.

         16.3.  ACTION BY THE BOARD

                From and after the Registration Date, the Board may act under the Plan other than by, or in accordance with the recommendations of, the Committee, constituted as set forth in Section 2.2 above, only if all members of the Board are "disinterested persons" as defined in Rule 16b-3.

         16.4.  ADDITIONAL RESTRICTION ON TRANSFER OF STOCK

                From and after the Registration Date, no director, officer or other "insider" of the Corporation subject to Section 16 of the Exchange Act shall be permitted to sell Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

         16.5.  ADDITIONAL REQUIREMENT OF STOCKHOLDERS' APPROVAL

                From and after the Registration Date, no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either





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

in person or by proxy, and voting on the amendment, or by written consent in accordance with applicable state law and the articles of incorporation and by-laws of the Corporation, materially increase the benefits accruing to eligible individuals under the Plan or take any other action that would require the approval of such stockholders pursuant to Rule 16b-3.

17.      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the amendment, or by written consent in accordance with applicable state law and the articles of incorporation and by-laws of the Corporation, materially change the requirements as to eligibility to receive Options or increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options granted under the Plan (except as permitted under Section 18 hereof. Except as permitted under Section 18 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

18.      EFFECT OF CHANGES IN CAPITALIZATION

         18.1.  CHANGES IN STOCK

                If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of the conversion of the outstanding shares of Preferred Stock to shares of Common Stock of the Corporation pursuant to the terms of the Certificate of Incorporation of the Corporation, or by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly, so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding shall include a corresponding proportionate adjustment in the Option Price per share.

         18.2.  REORGANIZATION WITH CORPORATION SURVIVING

                Subject to Section 18.3 hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

         18.3.  OTHER REORGANIZATIONS; SALE OF ASSETS/STOCK

                Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 10 above), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 10 above, but subject to any additional limitations that the Board may, in its sole discretion, include in any Option Agreement. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

         18.4.  ADJUSTMENTS

                Adjustments under this Section related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

         18.5.  NO LIMITATIONS ON CORPORATION

                The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer any or an part of its business or assets.

19.      DISCLAIMER OF RIGHTS

         No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary.

20.      NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.


                              *******************

                            INNOVA PURE WATER, INC.

                       INCENTIVE, STOCK OPTION AGREEMENT

         This Stock Option Agreement (the "Option Agreement") is made as of _______________________, by and between Innova Pure Water, Inc., a Florida corporation (the "Corporation"), and ___________________________ an employee of the Corporation or one or more of its subsidiaries (the "Optionee").

         WHEREAS, the Board of Directors of the Corporation have duly adopted and approved the Stock Option Plan (the "Plan"), which authorizes the Corporation to grant to eligible individuals options for the purchase of shares of the Corporation's Common Stock (the "Stock"); and

         WHEREAS, the Corporation has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock, in order to provide the Optionee with an incentive to advance the interests of the Corporation, all according to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1.       GRANT OF OPTION

         Subject to the terms of the Plan, the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase from the Corporation, on the terms and subject to the conditions set forth in the Plan and in this Option Agreement, shares of Stock. The date of grant of this Option is __________________________, the date on which the grant of the Option was approved by the Board of Directors of the Corporation (the "Board") or by the Board's Stock Option Committee.

2.       TERMS OF PLAN

         The Option granted pursuant to this Option Agreement is granted subject to the terms and conditions set forth in the Plan (a copy of which is available from the Corporation upon request and has previously been provided to the Optionee or is attached hereto). All terms and conditions of the Plan, as may be amended from time to time, are hereby incorporated into this Option Agreement by reference and shall be deemed to be part of this Option Agreement, without regard to whether such terms and conditions (including, for example, provisions relating to exercise or termination of the Option following the Optionee's termination of employment, disability, death, or retirement or certain changes in capitalization of the Corporation) are not otherwise set forth in this Option Agreement. In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.

3.       PRICE

         The purchase price (the "Option Price") for the shares of Stock subject to the Option granted by this Option Agreement is $_________ per share.

4.       EXERCISE OF OPTION

         Except as otherwise provided herein, and subject to the provisions of the Plan (including, for example, provisions relating to exercise or termination of the Option following the Optionee's termination of employment, disability, death, or retirement or certain changes in capitalization of the Corporation), the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:

         4.1.   TIME OF EXERCISE OF OPTION

                The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Option Agreement and in the Plan), in installments as follows: on the second anniversary of the date of grant of the Option, as set forth in Section 1 above, the Option shall be exercisable in respect of 50% of the number of shares specified in Section 1 above; the option shall be exercisable in respect of an additional 25% of the number of shares specified in Section 1 above on the third anniversary of the date of the grant; and the option shall be exercisable in respect of the remaining 25% of the number of shares specified in Section 1 above on the fourth anniversary of the date of the grant. The foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided, that no single exercise of the Option shall be for fewer than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option.

         4.2.   TERMINATION OF OPTION

                The Option shall terminate upon the earlier of (i) the expiration of a period of ten years from the date of grant of the Option, as set forth in Section 1 above, or (ii) the Optionee's termination of employment with the Corporation or a subsidiary thereof, provided, however, that if such termination of employment falls within the scope of one of the provisions of the Plan providing for an extended exercise period, the Option shall terminate upon the expiration of the period after the Optionee's termination of employment with the Corporation or a subsidiary thereof within which the Option is exercisable as specified in such provision.

         4.3.   LIMITATIONS ON EXERCISE OF OPTION

                Notwithstanding the foregoing Subsections, in no event may the Option be exercised, in whole or in part, prior to the date on which the Plan is approved by the stockholders of the Corporation, or after ten years following the date upon which the Option is granted, as set forth in Section 1 above, or after the occurrence of an event that results in termination of the Option under the Plan. In no event may the Option be exercised for a fractional share of Stock.

         4.4.   METHOD OF EXERCISE OF OPTION

                Subject to the terms and conditions of this Option Agreement, the Option may be exercised by delivering written notice of exercise to the Corporation, at its principal office, addressed to the attention of the President, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in. full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made either (i) in cash or by check payable to the order of the Corporation; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner specified in the Plan) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of the Option as provided for above, the Corporation shall deliver to the person exercising the Option a certificate or certificates for the shares of Stock being purchased.

         4.5.   PARACHUTE LIMITATION'S

                Notwithstanding any other provision of this Option Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Corporation (or any subsidiary or affiliate thereof), except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Subsection (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Corporation (or any such subsidiary or affiliate) for the direct or indirect compensation of the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (an "Other Benefit Plan"), the Optionee shall not have any right to exercise an Option or to receive any payment or other benefit under this Option Agreement, any Other Agreement, or any Other Benefit Plan if such right to exercise, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Option Agreement, all Other Agreements, and all Other Benefit Plans would cause any right, payment, or benefit to the Optionee under this Option Agreement to be considered a "parachute payment" within the meaning of Section 28OG(b)(2) of the Internal Revenue Code as then in effect (a "Parachute Payment"). In the event that the receipt of any such right to exercise or any other payment or benefit under this Option Agreement, any Other Agreement, or any Other Benefit Plan would cause the Optionee to be considered to have received a Parachute Payment under this Option Agreement, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those rights, payments, or benefits under this Option Agreement, any Other Agreements, and/or any Other Benefit Plans, which should be reduced or eliminated so as to avoid having the right, payment, or benefit to the Optionee under this Option Agreement be deemed to be a Parachute Payment.

5.       TRANSFERABILITY

         5.1.   TRANSFERABILITY OF OPTIONS

                During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetence, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

         5.2.   TRANSFERABILITY OF SHARES

                An Optionee (or any other person who is entitled to exercise an option pursuant to the terms of this Plan) shall not sell, pledge, assign, give, or otherwise transfer or dispose of any Stock acquired pursuant to an Option without first offering such Stock to the Corporation for purchase on the same terms and conditions as those offered to the proposed transferee. Any individual who proposes such a transfer (the "Transferor") shall notify the Corporation, in writing, of the identity of the proposed transferee and the terms and conditions of the proposed transfer. The Corporation may exercise its right of first refusal under this Subsection within 90 days after receiving such notice of the proposed transfer. The Corporation may assign its right of first refusal under this Subsection, in whole or in part, to (1) any stockholder of the Corporation who owns stock or securities of the Corporation having more than 50% of the combined voting power of all classes of stock of the Corporation (a "Stockholder"); (2) any. employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Corporation for the benefit of employees of the Corporation (a "Plan"); or (3) any corporation or other trade or business that is controlled by or under common control with the Corporation (determined in accordance with the principles of Section 414(b) and (c) of the Code and the regulations thereunder) (an "affiliate"). The Corporation shall give reasonable written notice to the Transferor of any such assignment of its rights. If the Corporation (or its permitted assignee) fails to exercise such right of first refusal during this 90-day period, the Transferor may proceed with the proposed transfer at any time within the next 45 days, and if such transfer is not completed within such time, the restrictions of this Subsection shall re-apply. These restrictions also shall re-apply to any person to whom Stock that was originally acquired pursuant to an Option is sold, pledged, assigned, bequeathed, given, or otherwise transferred, without regard to the number of such subsequent transferees or the manner in which they acquire the Stock. Notwithstanding the foregoing, the restrictions of this Subsection shall not apply to a transfer of Stock that occurs as a result of the death of the Transferor or of any subsequent transferee, but such restrictions shall apply to the executor, administrator, or personal representative, the estate, and the legatees, beneficiaries, and assigns thereof.

         5.3.   REPURCHASE RIGHTS

                Upon the termination of employment with the Corporation or a subsidiary thereof (including without limitation termination resulting from death or disability of the Optionee) of an employee who has been granted one or more Option(s) hereunder, the Corporation shall have the right, for a period of six months following such termination, to repurchase any or all of the shares of Stock acquired by such Optionee pursuant to such Option(s), at a price equal to the fair market value of such shares on the date of such termination (or at such lower price as shall have been specified by the Board and set forth in this Option Agreement(s)). Upon the exercise, pursuant to the terms of the Plan, of one or more Option(s) granted hereunder following such termination of the Optionee's employment (including without limitation termination resulting from death or disability of the Optionee), the Corporation shall have the right, for a period of six months following such termination, to repurchase any or all of the shares of Stock acquired pursuant to such Option(s), at a price equal to the fair market value of such shares on the date of such exercise (or at such lower price as shall have been specified by the Board and set forth in this Option Agreement(s)). In the event that the Corporation determines that it cannot or will not exercise its right to purchase Stock pursuant to this Subsection, in whole or in part, the Corporation may assign its rights hereunder, in whole or in part, to a Stockholder, a Plan, or an Affiliate. The Corporation shall give reasonable written notice to the Optionee of any assignment of its rights under this Subsection. "Fair market value," for purposes of this Subsection, shall be determined by the Board in the same manner specified for determining the Option Price pursuant to the Plan.

         5.4.   PUBLICLY TRADED STOCK

                If the Stock is listed on an established national or regional stock exchange or is admitted to quotation on the Nasdaq, or is publicly traded in an established securities market (as determined by the Board), the foregoing restrictions of this Section 5 shall terminate as of the first date that the Stock is so listed, quoted, or publicly traded.

         5.5.   INSTALLMENT PAYMENTS

                In the case of any purchase of Stock pursuant to this Section 5, at the option of the Corporation or its permitted assignee or delegee, the Corporation or its permitted assignee or delegee may pay the Optionee or other registered owner of the Stock the purchase price in five or fewer annual installments. Interest shall he credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Corporation or its permitted assignee or delegee shall pay at least one-fifth of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

         5.6.   LEGEND DESCRIBING RESTRICTIONS AND OBLIGATIONS

                The Board may cause a legend to be placed prominently on certificates representing Stock issued pursuant to this Plan, in order to give notice of the transferability restrictions and obligations imposed pursuant to this Section 5 and applicable securities laws.

6.       RIGHT OF SUBSTITUTION

         The Corporation reserves the right to replace the Option with options, shares, or other rights having an equivalent value at the time of exchange and a comparable potential for appreciation based on the Corporation's future operations.

7.       RIGHTS AS STOCKHOLDER

         Neither the Optionee nor any executor, administrator, distributee, or legatee of the Optionee's estate shall be, or have any of the rights or privileges of, a stockholder of the Corporation in respect of any shares of Stock issuable hereunder unless and until such shares have been fully paid for and certificates representing such shares have been endorsed, transferred, and delivered, and the name of the Optionee (or of such other person or entity) has been entered as the stockholder of record on the books of the Corporation.

8.       WITHHOLDING OF TAXES

         The parties hereto recognize that the Corporation or a subsidiary thereof may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with a disposition of any shares of Stock acquired by exercise of the Option. The Optionee agrees that the Corporation or a subsidiary thereof may withhold amounts needed to cover such taxes from payments otherwise due an owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Corporation or a subsidiary thereof having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or by certified check payable to the order of the Corporation or a subsidiary thereof.

9.       NOTIFICATION OF DISPOSITION

         The Optionee agrees to notify the Corporation in writing within 30 days of any disposition of shares of Stock acquired by the Optionee pursuant to the exercise of this Option, if such disposition occurs within two years of the date of grant, or one year of the date of exercise, of the Option.

10.      DISCLAIMER OF RIGHTS

         No provision in this Option Agreement shall be construed to confer upon the Optionee the right to be employed by the Corporation or any subsidiary thereof, or to interfere in any way with the right and authority of the Corporation or any subsidiary thereof either to increase or decrease the compensation of the Optionee at any time, or to terminate any employment or other relationship between the Optionee and the Corporation or any subsidiary thereof.

11.      INTERPRETATION OF THIS OPTION AGREEMENT

         This Option shall constitute an incentive stock option within the meaning of Section 422 of the Code. All decisions and interpretations made by the Board or the Stock Option Committee thereof with regard to any question arising under the Plan or this Option Agreement shall be binding and conclusive on the Corporation and the Optionee and any other person entitled to exercise the Option as provided for herein.

12.      GOVERNING LAW

         This Option Agreement shall be governed by the laws of the State of Florida (but not including the choice of law rules thereof).

13.      BINDING EFFECT

         Subject to all restrictions provided for in this Option Agreement and the Plan and by applicable law relating to assignment and transfer of this Option Agreement and the Option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

14.      NOTICES

         Any notice hereunder by the Optionee to the Corporation shall be in writing and shall be deemed duly given if mailed or delivered to the Corporation, at its principal office, addressed to the attention of the President, or if so mailed or delivered to such other address as the Corporation may hereafter designate by notice to the Optionee. Any notice hereunder by the Corporation to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified in this Option Agreement, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Corporation.

15.      ENTIRE AGREEMENT

         This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Corporation and the Optionee; provided, however, that the Corporation unilaterally may waive any provisions hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder or otherwise cause the Option granted hereunder not to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.




Optionee Name:
              ------------------------------

Date of Grant:
              ------------------------------

Number of Shares:
                 ---------------------------

Price per Share:
                ----------------------------


                                          INNOVA PURE WATER, INC.

                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------



                                          OPTIONEE:

                                          Name:
                                               --------------------------------

                                          X
                                           ------------------------------------

                                          OPTIONEE ADDRESS:

                                          -------------------------------------

                                          -------------------------------------